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EXHIBIT 99.1

F.A.O., INC.

COMMON STOCK PURCHASE AGREEMENT

Dated as of May 24, 2002

i

Exhibits

EXHIBIT A	—	Form of Stock Certificate
EXHIBIT B	—	Form of Registration Rights Agreement
EXHIBIT C	—	Form of Notice

ii

F.A.O., INC.

COMMON STOCK PURCHASE AGREEMENT
Dated as of May 24, 2002

Vardon Focus Fund, LP
Richard W. Shea, Jr.
850 3rd Aveneue, 8th Floor
New York, NY 10022
Attn: Lisa Gutierrez

Ladies and Gentlemen:

        F.A.O., Inc., a California corporation (the "Company"), hereby agrees with the Purchaser as follows:

        Section 1.    ISSUANCE OF SECURITIES.

        Section 1.1.    Authorization.

        The Company has duly authorized the issuance of up to 4.5 million shares (the "Securities") of its common stock, no par value ("Common Stock").

        Section 1.2.    Purchase and Sale of Securities; the Closing.    The Company shall sell to the Purchaser and, subject to the terms and conditions hereof, the Purchaser shall purchase from the Company 500 shares of the Securities, at an aggregate purchase price equal to $3,000.00.

        The closing (the "Closing") of such purchase of the Securities shall be held at 10:00 a.m., Los Angeles time, on May 24, 2002 (the "Closing Date"), at the offices of the Company, or at such other time or place as the parties hereto may mutually agree.

        On the Closing Date or such other date as the Company and the Purchaser shall agree, the Company shall deliver to the Purchaser one or more certificates representing the Securities, registered in the Purchaser's name or in the name of the Purchaser's designee in any denominations, all as the Purchaser may specify by notice in the form attached hereto as Exhibit C, delivered to the Company at least two days prior to the Closing Date (or, in the absence of such notice, one certificate representing the Securities, registered in the Purchaser's name), duly executed and dated the Closing Date, against the Purchaser's delivery to the Company of immediately available funds in the amount of the purchase price. On the Closing Date or such other date as the Company and the Purchaser shall agree, the Purchaser shall deliver immediately available funds to the Company in accordance with the wire transfer instructions set forth below:

Bank name:	First Union National Bank 1 South Broad Street Philadelphia, PA
ABA:	031201467
Account name:	Fao, Inc. dba Zany Brainy Cash Concentration
Account number:	2014190205314

        Section 1.3.    Representations of the Purchaser.    The Purchaser represents and warrants to the Company that:

          (a)    Authorization.

          The Purchaser has full power and authority to enter into this Agreement, and that this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Purchaser.

          (b)    Purchase Entirely for Own Account.

          This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by its execution of this Agreement the Purchaser hereby confirms, that the Securities to be purchased by the Purchaser will be acquired for investment for the Purchaser's own account, not as an agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          (c)    Reliance Upon Purchaser's Representations.

          The Purchaser understands that the Securities are not registered under the Securities Act on grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein. The Purchaser acknowledges that the basis for the exemption may not be present if, notwithstanding such representations, the Purchaser has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchaser has no such intention.

          (d)    Investment Experience.

          The Purchaser represents that it is experienced in evaluating and investing in private placement transactions and acknowledges that it is able to fend for itself, can bear the economic risk of the Purchaser's investment, and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser also represents that it has not been organized for the purpose of acquiring the Securities.

          (e)    Accredited Investor.

            (1)  The term "Accredited Investor" as used herein refers to:

                (i)  A person or entity who is a director or executive officer of the Company;

              (ii)  Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 as amended or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 as amended; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

              (iii)  Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 as amended;

              (iv)  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

              (v)  Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000;

              (vi)  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation or reaching the same income level in the current year;

            (vii)  Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

            (viii)  Any entity in which all of the equity owners are Accredited Investors.

            As used in this Section 1.3(e), the term "net worth" means the excess of total assets over total liabilities. As used in this Section 1.3(e)(1), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes.

            (2)  The Purchaser further represents to the Company that, except as otherwise disclosed to the Company in writing prior to the Purchaser's execution hereof, it is an Accredited Investor.

          (f)    Restricted Securities.

          The Purchaser understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely.

          (g)    Legends.

          To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legends substantially in the form set forth below:

            (1)  The following legend under the Securities Act:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

            (2)  Any legend imposed or required by the Company's Bylaws or applicable state securities laws.

        Section 2.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.    The Company represents, warrants and covenants to the Purchaser as of the date hereof and as of the Closing Date that:

        Section 2.1.    Organization and Authority of the Company.

          (a)  The Company and its Subsidiaries each is a corporation duly organized, validly existing and in good standing under the respective laws of the jurisdiction of its organization, and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to transact the business it transacts and proposes to transact. The Company intends to reincorporate under the laws of the State of Delaware by merging with and into a wholly-owned subsidiary formed for this purpose. The Company has all requisite power and authority to execute and deliver this Agreement, the Securities, the Registration Rights Agreement attached hereto as Exhibit B (the "Registration Rights Agreement") and any other documents or agreements contemplated hereby and thereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Company and its Subsidiaries each is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification except such jurisdictions, if any, in which the failure to be so qualified or in good standing, and such proceedings as, will not have a Material Adverse Effect on the Company.

          (b)  The issuance of the Securities and the execution, delivery and performance of this Agreement, the Registration Rights Agreement and any other documents or agreements to which the Company is a party contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board of Directors. Each of this Agreement, the Securities, and any other document or agreement to which the Company is a party contemplated hereby or thereby has been (or on the Closing Date will have been) duly authorized, executed and delivered by, and each is (or, when duly executed and delivered on the Closing Date, will be) the valid and binding obligation of, the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

        Section 2.2.    Information Regarding the Company.

          (a)  The Company has delivered to the Purchaser copies of its Annual Report of Form 10-K as filed with the SEC for the fiscal year ended February 2, 2002 which includes an audited report of the Company's independent accountants for the fiscal year ended February 2, 2002 containing balance sheets of the Company as of the last day of the fiscal year ended February 2, 2002, and the related statements of operations, shareholders' equity and cash flows of the Company for the fiscal year ended February 2, 2002 (such financial statements being referred to collectively herein as the "Financial Statements").

          The Financial Statements fairly present the financial position of the Company as of the respective dates of such balance sheets and the results of the Company's operations for the respective periods covered by such statements of operations, shareholders' equity and cash flows. The Financial Statements are true, accurate and complete in all material respects and have been prepared in accordance with GAAP consistently applied throughout the periods involved. There are no material liabilities, contingent or otherwise, of the Company as of the date hereof and as of the Closing Date required to be reflected in a balance sheet prepared in accordance with GAAP which are not reflected in such balance sheets.

          All reports, schedules, exhibits, forms, registration statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act or the requirements of the Securities Act since and including the Company's Annual Report on Form 10K for the fiscal year ended February 2, 2002, including all subsequent Current Reports on Form 8K, to and including the Closing Date (collectively, the "SEC Reports"), have been timely and duly filed with the SEC.

          (b)  As of their respective dates, the Financial Statements do not contain any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC applicable to the SEC Reports. None of the SEC Reports, at the time they were filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading. As of the Closing Date no fact exists that would require the Company to revise its published guidance. There is currently no restriction that would prevent use of Form S-3 to register resales of the Securities by the Purchaser.

        Section 2.3.    Capital Stock.

          (a)  The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 250,000 shares of preferred stock ("Preferred Stock"). On the date hereof and on the Closing Date, 30,481,004 shares of Common Stock and up to 4.5 million additional shares issued in transactions similar to the transaction contemplated by this Agreement (the "Coinciding Private Transactions") and no shares of Preferred Stock are and will be issued and outstanding, all of which outstanding shares have been duly and validly issued and are fully paid and nonassessable.

          (b)  The Company does not have outstanding any capital stock or other securities convertible into or exchangeable for any of its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock, other than (i) stock options issued under the Company's stock option plans, (ii) Warrants dated January 18, 2000 and August 8, 2000, to purchase an aggregate of 30,000 shares of Common Stock issued to Heller Financial, Inc., (iii) Warrants dated October 10, 2001, to purchase 100,000 shares of Common Stock issued to Kayne Andersen Investment Management investment affiliates and Fred Kayne, (iv) Warrants dated October 6, 2000, to purchase 404,000 shares of Common Stock issued to purchasers of the Company's since-converted Series D Preferred Stock and (v) $4.9 million in Subordinated Convertible Redeemable Pay-in-Kind Notes due September 4, 2004, convertible into 3,426,573 shares of Common Stock, issued to Athanor Holdings, LLC.

          (c)  The Company does not have any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or obligation evidencing the right of the holder thereof to purchase any of its capital stock, other than the Company's obligation to repurchase stock owned by an employee under the Company's Employee Stock Purchase Plan after such employee elects to withdraw from such plan. There is not in effect any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register such securities under the Securities Act, other than the registration rights set forth as exhibits to the Company's Annual Report on Form 10-K filed with respect to its fiscal year ended February 2, 2002 and registration rights granted to the purchasers of Common Stock in Coinciding Private Transactions similar to those granted to the Purchaser under the Registration Rights Agreement.

          (d)  The Company owns the entire equity interest in its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than as disclosed in the SEC Reports.

        Section 2.4.    Litigation; Observance of Statutes, Regulations and Orders.

          (a)  There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Body except actions, suits or proceedings which management of the Company has determined individually or in the aggregate are not likely to have a Material Adverse Effect on the Company or materially adversely affect the Company's ability to perform its obligations under this Agreement, the Securities, and any other document or agreement contemplated hereby or thereby.

          (b)  Neither the Company nor its Subsidiaries is in default under any order of any court, arbitrator or Governmental Body, or subject to or a party to any Order of any court or Governmental Body, arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters. Neither the Company nor its Subsidiaries is in violation of any statute or other rule or regulation of any Governmental Body the violation of which would have a Material Adverse Effect on the Company or materially adversely affect the Company's ability to perform its obligations under this Agreement, the Securities, or any other document or agreement contemplated hereby or thereby.

        Section 2.5.    Compliance with Laws and Other Instruments of the Company.    (a) The consummation of the transactions contemplated by this Agreement and the issuance of the Securities and execution, delivery and performance of the terms and provisions of this Agreement, the Registration Rights Agreement or any other document or agreement contemplated hereby or thereby will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Company or its Subsidiaries under, any material indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter or by-laws to which the Company or any of such Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any Order of any court, arbitrator or Governmental Body applicable to the Company or any of its Subsidiaries (including the Nasdaq Marketplace Rules), (iii) violate any provision of any statute or other rule or regulation of any Governmental Body applicable to the Company or any of its Subsidiaries; provided that no representation is made with respect to statutes or other rules or regulations of Governmental Bodies applicable solely to the Purchaser or (iv) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction or any kind upon any of the properties or assets of the Company or any of its Subsidiaries, in each case assuming the accuracy of the representations and warranties of the Purchaser (but only to the extent that inaccuracy would affect this representation of the Company).

          (b)  Each of the Company and its Subsidiaries has all franchises, licenses, certificates and other authorizations from any Governmental Body currently necessary for the operation of the business of the Company and its Subsidiaries, except to the extent that failure to so possess such franchises, licenses, certificates and other authorizations is not reasonably likely to have a Material Adverse Effect. None of the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such permit or any circumstance that is reasonably likely to lead to such proceedings except to the extent that an unfavorable determination is not reasonably likely to have a Material Adverse Effect.

        Section 2.6.    Governmental Authorizations.    Assuming the accuracy of the Purchaser's representations, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Body is required for the issuance of the Securities or the valid execution and delivery of the Securities or for the performance by the Company of this Agreement, the Securities, and any other documents or agreements contemplated hereby and thereby (other than as contemplated by the Registration Rights Agreement).

        Section 2.7.    Valid Issuance of Common Stock.    The Common Stock that is being purchased by the Purchaser under this Agreement, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

        Section 2.8.    Securities Laws.    Assuming the accuracy of the representations made to the Company by purchasers of the Securities and the agents that introduced such purchasers to the Company, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and the registration or qualification requirements of the laws of any applicable state or United States jurisdiction in which registration or qualification will not be made or obtained.

        Section 2.9.    Intellectual Property.    Except as otherwise specifically disclosed in the SEC Reports, to the best of its knowledge, the Company and its Subsidiaries: (i) own, or have obtained licenses or rights to use their material intellectual property; (ii) have not received written notice from any third party who has asserted any ownership rights to any such material intellectual property; (iii) are not aware of sales of any products that would constitute an infringement by third parties of any such material intellectual property; (iv) are aware of no pending or threatened action, suit, proceeding or claim by a third party challenging the ownership rights in, validity or scope of, such material intellectual property which has had or is reasonably likely to have a Material Adverse Effect; and (v) are not aware of any pending or threatened action, suit, proceeding or claim by a third party asserting that the Company or any of its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of such third party, in each case or collectively, as would reasonably be expected to result in a Material Adverse Effect.

        Section 2.10.    Properties.    Unless failure would not be reasonably likely to result in a Material Adverse Effect (i) the Company and its Subsidiaries have good and marketable title to all properties and assets reflected as owned on the Financial Statements, subject to no lien, mortgage, pledge, charge or encumbrance except as disclosed in the SEC Reports, (ii) the Company and its Subsidiaries hold their leased properties under valid and binding leases and (iii) except as disclosed in the SEC Reports, the Company and its Subsidiaries own or lease all such properties as are necessary to their respective operations as now conducted.

        Section 2.11.    Investment Company.    The Company is not now, and, after the sale of the Securities and application of the proceeds therefrom, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 2.12.    Taxes.    Except as would not be reasonably likely to result in a Material Adverse Effect, the Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all accrued taxes shown due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its Subsidiaries.

        Section 2.13.    Nasdaq Compliance.    The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market. The Company has taken no action designed to, or which to its knowledge is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from the Nasdaq National Market. The issuance of the Securities does not require shareholder approval pursuant to the Nasdaq Marketplace Rules.

        Section 2.14.    Contracts.    Except for matters that would not be reasonably likely to have a Material Adverse Effect, (i) the contracts listed as exhibits to the SEC Reports, other than those contracts that are substantially or fully performed or expired by their terms, are in full force and effect as of the Closing Date, and (ii) none of the Company, its Subsidiaries nor, to the Company's knowledge, any other party to such contracts, is in breach of or default under any such contracts.

        Section 2.15.    Listing.    The Company will use commercially reasonable efforts have the Securities listed on the Nasdaq National Market on or before the first date that the Registration Statement is declared effective.

        Section 2.16.    Compliance.    The Company and its Subsidiaries have not been advised, and have no reason to believe, that they are not conducting their business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, except to the extent that failure would not be reasonably likely to result in a Material Adverse Effect.

        Section 2.17.    Private Placement Status.    Assuming the accuracy of the representations of the purchasers of the Securities, the Company will not, and will instruct all Persons acting on the Company's behalf not to, do or cause to be done (or omit to do or cause to be done) any act, that would result in the issuance of the Securities to be required to be registered under Section 5 of the Securities Act or would require filing, notification or reporting under any state securities laws.

        Section 2.18.    Additional Issuances of Equity.    From January 6, 2002, to the date prior to the Closing Date, the Company has not issued any Common Stock or any capital stock or securities exercisable for, or convertible or exchangeable into, Common Stock and from and including the Closing Date through the date that the Registration Statement is declared effective, the Company will not (a) issue or agree to issue any Common Stock or any capital stock or securities exercisable for, or convertible or exchangeable into, Common Stock at any price or on terms that are more favorable to a purchaser than the terms of this Agreement (unless the Purchaser has a reasonable opportunity to purchase at least its pro rata share of such securities based upon the number of Securities it has purchased under this Agreement relative to the total number of shares of Common Stock then outstanding), or (b) purchase, redeem or otherwise acquire its capital stock; provided that this Section shall not limit, or be otherwise applicable to grants of options or issuances of Common Stock pursuant to its currently outstanding option plans or other conversions, exercises or exchanges of its currently outstanding convertible or exchangeable securities.

        Section 2.19.    Rule 144.    The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and take such further actions as the Purchaser may reasonably request to the extent required from time to time to enable the Purchaser to sell Securities without registration under the exemptions provided by (a) Rule 144 promulgated under the Securities Act, as it may be amended from time to time, or (b) an similar rule or regulation hereafter adopted by the SEC. Upon the request of the Purchaser, the Company will deliver to the Purchaser a written statement as to whether it has complied with such informational requirements.

        Section 3.    CONDITIONS OF CLOSING.    Purchaser's obligation to purchase and pay for the Securities to be purchased by the Purchaser on the Closing Date shall be subject to the satisfaction on or before the Closing Date of the conditions hereinafter set forth.

        Section 3.1.    Proceedings Satisfactory.    All proceedings taken on or prior to the Closing Date in connection with the issuance of the Securities and the consummation of the transactions contemplated hereby and all documents and papers relating thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies of such documents and papers, all in form and substance reasonably satisfactory to the Purchaser and its special counsel, as they may reasonably request in connection therewith.

        Section 3.2.    Representations True.    All representations and warranties of the Company contained in Section 2 shall be true, in each case on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; the Company shall have performed all agreements on its part required to be performed under this Agreement on or prior to the Closing Date.

        Section 3.3.    Purchase Permitted by Applicable Laws.    The sale by the Company and the payment for the Securities to be purchased by the Purchaser (i) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion, (ii) shall not subject the Purchaser to any penalty under or pursuant to any applicable law or governmental regulation, and (iii) shall be permitted by the laws and regulations of the jurisdictions to which the Purchaser is subject.

        Section 3.4.    Securities.    The Securities shall have been duly executed and in the form attached as Exhibit A hereto, and all governmental charges payable in connection therewith shall have been paid (or payment shall have been provided for) in full, and shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived without the Purchaser's prior written consent.

        Section 3.5.    Registration Rights Agreement.    The Company and the Purchaser shall have entered into the Registration Rights Agreement substantially in the form set forth as Exhibit B hereto.

        Section 3.6.    Third-Party Consents.    The Company shall have received all third party and governmental consents and waivers necessary to permit consummation of the transactions contemplated hereunder.

        Section 4.    DEFINITIONS.

        Section 4.1.    Definitions.    Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

        "Act" means the Securities Act of 1933, as amended.

        "Agreement" has the meaning ascribed thereto in Section 1.1.

        "Board of Directors" means either the Board of Directors of the Company or any duly authorized committee of that board.

        "Capital Lease" means any lease of property that, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder, if so capitalized, should be disclosed in a note to such balance sheet; and "Capital Lease Obligation" means the amount of the liability with respect to a Capital Lease that should be so capitalized or disclosed.

        "Closing" has the meaning ascribed thereto in Section 1.2.

        "Closing Date" has the meaning ascribed thereto in Section 1.2.

        "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act and the Exchange Act.

        "Common Stock" has the meaning ascribed thereto in Section 1.1.

        "Company" means F.A.O., Inc., a California corporation.

        "Coinciding Private Transactions" has the meaning ascribed thereto in Section 2.3.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

        "Financial Statements" has the meaning ascribed thereto in Section 2.2.

        "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof.

        "Governmental Body" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, foreign or domestic.

        "Holder" means the Purchaser and any other Person that becomes a registered holder of any of the Securities as registered on the books of the Company.

        "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, properties, condition (financial or otherwise) or operations of such Person and its Subsidiaries taken as a whole.

        "Order" means any order, writ, injunction, decree, judgment, award, determination, direction or demand.

        "Person" shall include an individual, a corporation, an association, a partnership, a limited liability company, a limited liability partnership, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

        "Purchaser" means the Purchaser signing this Agreement and its successors and assigns.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities" has the meaning ascribed thereto in Section 1.1.

        "Securities Act" means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

        "Subsidiary" of a Person means another Person of which the first Person directly or indirectly owns or controls the shares of stock or other ownership interest having ordinary voting power to elect a majority of the board of directors (or other governing body) of such other Person.

        Section 4.2.    Accounting Terms.    All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP, except in the case of unaudited financial statements which are subject to year-end audit adjustments and the absence of footnotes.

        Section 5.    REGISTRATION, TRANSFER AND EXCHANGE OF SECURITIES; LOST SECURITIES.

        The Securities may not be sold, transferred, pledged or hypothecated unless the proposed transaction does not require registration or qualification under federal or state securities laws or unless the proposed transaction is registered or qualified as required.

        The Company and any agent of the Company may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of the dividends and for all other purposes whatsoever.

        Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Security, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, upon surrender and cancellation of such Security or receipt of such indemnity, the Company shall make and deliver in lieu of such Security a new Security in the same denomination.

        Notwithstanding the foregoing provisions of this Section, if any Security of which any Purchaser or any other institutional Holder is the owner is lost, stolen or destroyed, then the affidavit of the Purchaser or such Holder's Treasurer or Assistant Treasurer (or other responsible official), setting forth the name of the owner of such Security and the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to the execution and delivery by the Company of a new Security in lieu of such Security (or as a condition to the payment thereof, if due and payable) other than a Purchaser's or such Holder's written agreement to indemnify the Company.

        Section 6.    TAXES.    The Company shall pay all taxes (including interest and penalties), other than taxes imposed on the income of the Purchaser, which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery of any of the Securities or of any amendment of, or waiver or consent under or with respect to, this Agreement or any of the Securities and shall save the Purchaser harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax.

        Section 7.    MISCELLANEOUS.

        Section 7.1.    Expenses; Commissions.    The Company and Purchaser each agrees to pay all its own costs and expenses in connection with the preparation, execution and delivery of this Agreement, the Securities and other instruments and documents to be delivered hereunder. The Company may pay commissions of up to 3% of the aggregate purchase price for the Securities under this Agreement to Persons involved in arranging the transaction contemplated by this Agreement. Neither the Company nor the Purchaser is responsible for any other commission, fee or other compensation that may be asserted by a third party and each agrees to indemnify and hold the other harmless against claims for compensation for which the indemnifying party is responsible.

        Section 7.2.    Amendments, Waiver and Consents.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

        Section 7.3.    Indemnity.    The Company shall indemnify the Purchaser, its officers, directors, managers, trustees, partners, employees, equity holders, advisors and each person who controls the Purchaser (within the meaning of the Securities Act) against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such party's breach of any representation, warranty, covenant or agreement in this Agreement.

        Section 7.4.    Successors and Assigns.    This Agreement shall bind and inure to the benefit of and be enforceable by the Company, the Purchaser, and the Purchaser's successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each Person who shall from time to time be a Holder of any of the Securities. The Company may not assign its rights under this Agreement.

        Section 7.5.    Notices.    All notices and other communications provided for in this Agreement shall be in writing and delivered, telecopied or mailed, first class postage prepaid, addressed:

          (a)  If to the Company:

      F.A.O., Inc.
      2520 Renaissance Boulevard
      King of Prussia, PA 19406
      Attention: Legal
      Facsimile: 610.278.7804

    with a copy to:

      Fulbright & Jaworski L.L.P.
      865 South Figueroa Street
      Twenty-Ninth Floor
      Los Angeles, CA 90017-2571
      Attention: Victor Hsu, Esq.
      Facsimile: 213.680.4518

          (b)  If to the Purchaser, at the addresses set forth on the signature page of this Agreement.

        Any such notice or communication shall be deemed to have been duly given when delivered, telecopied or mailed as aforesaid. Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answer back being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        Section 7.6.    Counterparts.    To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of each party appear on each counterpart; but it shall be sufficient that the signature of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of all of the parties hereto. Signatures pages may be delivered with original signatures or by facsimile, and the delivery of a signature by facsimile shall have the same effect as the delivery of an original signature.

        Section 7.7.    Governing Law.    This Agreement and the Securities and (unless otherwise provided) all amendments, supplements, waivers and consents relating hereto or thereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws rules.

        Section 7.8.    Waiver of Jury Trial.    THE PURCHASER, EACH HOLDER, BY ITS ACCEPTANCE OF ANY OF THE SECURITIES, AND THE COMPANY, EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES, OR ANY OTHER AGREEMENTS RELATING TO THE SECURITIES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Purchaser and the Company each acknowledge that this waiver is a material inducement to enter into a the transactions contemplated by this Agreement, that each has already relied on the waiver in entering into this Agreement, and that each shall continue to rely on the waiver in their related future dealings. The Purchaser and the Company further represent and warrant that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE SECURITIES, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO

THE SECURITIES. In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

        Section 7.9.    Entire Agreement.    This Agreement, together with the Registration Rights Agreement, constitutes the entire agreement of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, representation or warranty, oral or written, before the Closing Date.

[Remainder of page intentionally left blank]

        The Purchaser is requested to sign the form of acceptance in the space provided below whereupon this Agreement shall become a binding agreement between the Purchaser and the Company.

Very truly yours,
F.A.O., Inc.
By:	/s/ JERRY R. WELCH Jerry R. Welch Chief Executive Officer

        The foregoing Agreement is hereby accepted as of the date first above written:

PURCHASER
Vardon Focus Fund, LP
By:	/s/ RICHARD W. SHEA, JR. Richard W. Shea, Jr. 850 3rd Aveneue, 8th Floor New York, NY 10022 Attn: Lisa Gutierrez 212.331.6486 212.331.6566 FAX rshea@vardonpartners.com lgutierrez@vardonpartners.com

EXHIBIT A

"NAME CHANGED TO F.A.O., INC."
CERTIFICATE IS RESTRICTED FROM
TRANSFER AS INDICATED ON REVERSE SIDE

INCORPORATED UNDER THE LAWS
OF THE STATE OF CALIFORNIA

NUMBER		SHARES
THE RIGHT START, INC.
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP #30240s 10 5

THIS CERTIFIES THAT

IS THE OWNER OF
of THE RIGHT START, INC., transferable on the share register of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

  WITNESS, the seal of the Corporation and the signature of its duly authorized officers.
  Date

SECRETARY	PRESIDENT

[REVERSE]

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	(Cust.)	Custodian	(Minor)
TEN ENT	—	as tenants by the entireties			under Uniform Gifts to Minors Act		(State)
JT TEN	—	as joint tenants with the right of survivorship and not as tenants in common	UNIF TRF MIN ACT	—		Custodian (until age )	(Minor)
					under Uniform Transfers to Minors Act		(State)

Additional abbreviations may also be used though not in the above list.

For Value Received hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint
Attorney
to transfer the said shares on the share register of the within-name Corporation, with full power of substitution in the premises.
Dated 19

NOTICE: THS SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER
SIGNATURE(S) GUARANTEED

THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of May 24, 2002 between F.A.O., Inc., a California corporation (the "Company"), and                        (the "Purchaser").

        WHEREAS, the Company and the Purchaser have entered into a Common Stock Purchase Agreement dated as of May 24, 2002 (the "Purchase Agreement") pursuant to which the Purchaser purchased shares (the "Registrable Securities) of the Company's common stock, no par value;

        WHEREAS, pursuant to the Purchase Agreement, the Company and the Purchaser desire to enter into this Agreement to provide the Purchaser with certain registration rights and to address related matters;

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties agree as follows:

        1.1    Covenant to Register; Suspension.

          (a)  As expeditiously as possible following May 24, 2002 (the "Measurement Date"), and, in any event on or before the thirtieth calendar day thereafter, the Company shall file a "shelf" registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "Act"), on the appropriate form (using Form S-3 or other "short form," if available) covering all the Registrable Securities of the Purchaser. The Company shall use all commercially reasonable efforts to cause the Shelf Registration Statement to become effective on or before the sixtieth calendar day after the Measurement Date; provided that if the Shelf Registration Statement has not been declared effective by the SEC on or before the 90th day after the Measurement Date (regardless of whether a Material Development Condition then exists and regardless of whether the Company has delivered a Suspension Notice (each as defined below)), then the Company shall issue to the Holder, as liquidated damages in compensation for such Holder's added risk of holding restricted securities and not as a penalty, 0.000333 additional shares of Common Stock per share of the Registrable Securities held by such Holder per day in the period beginning on the 91st day after the Measurement Date and ending on the date the Shelf Registration Statement is declared effective.

          (b)  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when such securities shall: (x) have been disposed of pursuant to an effective registration statement or Rule 144 promulgated under the Act ("Rule 144"); (y) be freely transferable pursuant to paragraph (k) of Rule 144; or (z) cease to be outstanding.

          (c)  Subject to the provisions of this Section 1.1, the Company shall cause the Shelf Registration Statement to remain effective until the earlier of (A) either twelve months after Closing Date or (ii) to the extent that Purchaser holds more Securities than can be sold in a single sale pursuant to Rule 144 promulgated under the Securities Act, twenty-four months after the Closing Date or (B) until the completion of the distribution described in the Shelf Registration Statement (the date such Shelf Registration Statement becomes effective until the earlier of (A) or (B) above, the "Effectiveness Period").

          (d)  With respect to any registration statement filed or to be filed pursuant to this Agreement, if the Company determines that, in its good faith judgment, it would be materially disadvantageous to the Company for such a registration statement to become effective or to have its effectiveness maintained or for sales of Registrable Securities to continue (because of the existence or, or in anticipation of, any acquisition or corporate reorganization or other material transaction, financing activity, stock repurchase or other material development, or the unavailability for reasons substantially beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any of its subsidiaries) (a "Material Development Condition"), the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon giving of a written notice (a "Suspension Notice") to such effect to any holder of Registrable Securities (a "Holder") included or to be included in such registration statement (a "Selling Holder"), (i) to cause sales of Registrable Securities by such Selling Holder pursuant to such registration statement to cease, (ii) to cause such registration statement to be withdrawn and to have its effectiveness suspended, and (iii) in the event such registration statement has not yet been filed, to delay its filing until, in each case, in the good faith judgment of the Company, such Material Development Condition no longer exists. The Company shall deliver notice of the cessation of such Material Development Condition promptly to any such Selling Holder. Notwithstanding the foregoing, the Company's ability to delay or suspend effectiveness of, withdraw, or cause the cessation of sales under, a registration statement hereunder, shall be limited to time the determined by the Company in good faith to be necessary and, in any event, shall not extend longer than (i) 30 days (whether or not consecutive) in any 120-day period or (ii) 60 days (whether or not consecutive) in any 365-day period. Each Holder agrees that, upon receipt of a Suspension Notice, such Holder will use commercially reasonable efforts to immediately discontinue disposition of Registrable Securities until the Holder is advised in writing by the Company that the Prospectus covering the resales of the Registrable Securities, or a new or amended Prospectus, is effective and may be used for such resales and the Holder has received copies of any new or amended Prospectus. If so directed by the Company, on the delivery of a Suspension Notice, the Holder shall deliver to the Company (at the Company's expense) all copies of the then current Prospectus covering resales of Registrable Securites.

          (e)  If a Holder is unable to sell Registrable Securities during the Effective Period due to lack of effectiveness of the Shelf Registration Statement or because the Company has issued one or more Suspension Notices which prevent sales for longer than (i) 30 days (whether or not consecutive) in any 120-day period or (ii) 60 days (whether or not consecutive) in any 365-day period (each day longer, an "Excess Day"), then the Company shall issue to each such Holder, as liquidated damages in compensation for such Holder's added risk of holding restricted securities and not as a penalty, 0.000333 additional shares of Common Stock per share of the Registrable Securities held by such Holder per Excess Day.

        1.2    Piggyback Registration Rights.

          (a)  If at any time or times after the date hereof, the Company proposes to make a registered public offering on Form S-3 (or any successor form) of any of its securities under the Act (whether to be sold by it or by one or more third parties), other than an offering pursuant to Section 1.1 hereof, the Company shall, not less than 45 days prior to the proposed filing date of the registration statement, give written notice of the proposed registration to the Purchaser, and at the written request of the Purchaser, delivered to the Company within 20 days after the receipt of such notice, shall include in such registration and offering, and in any underwriting of such offering, all Registrable Securities that are not then covered by an effective registration statement and that may have been designated in Purchaser's request.

          (b)  If a registration in which the Holders have the right to participate pursuant to this Section 1.2 is an underwritten offering for the account of the Company or for the account of a security holder (other than the Holders) pursuant to the exercise of a demand registration right, and the managing underwriters advise the Company or such security holder, as the case may be, in writing that in their opinion the number of securities requested to be included in such registration, together with the securities being offered by the Company or such security holder, as the case may be, exceeds the number which can be effectively sold in such offering, the Company shall include in such registration (i) first, the securities of the Company or such security holder proposed to be sold, and (ii) second, the securities of any other holder who was granted registration rights prior to May 15, 2002, and (iii) third, to the extent possible, the Registrable Securities proposed to be sold by the Holders and any other selling stockholders, including, without limitation, holders who have purchased up to 4.5 million shares of Registrable Securities in transactions similar to the transaction between the Company and the Purchaser under the Purchase Agreement, in proportion to the number of shares of Registrable Securities with respect to which they have requested registration.

        1.3    Registration Procedures.

        The Company shall have no obligation to file a Shelf Registration Statement pursuant to Section 1.1 hereof, nor to include Registrable Securities in a registration statement pursuant to Section 1.2 hereof, unless and until the Purchaser shall have furnished the Company with all information and statements about or pertaining to the Selling Holder in such reasonable detail and on such timely basis as is reasonably requested by the Company in connection with the preparation of such registration statement; provided, however, that any such information shall be given or made by a Selling Holder without representation or warranty of any kind whatsoever, except with respect to the identity of such Selling Holder, such Selling Holder's Registrable Securities and such Selling Holder's intended method of distribution or any other representation required by applicable law. In connection with the filing of any registration statement hereunder, the Company shall use commercially reasonable efforts, as expeditiously as possible, to:

          (a)  prepare and file with the SEC, as soon as practicable, subject to the timeframes otherwise required hereunder, a registration statement with respect to the Registrable Securities to be registered and use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and otherwise as provided herein. Notwithstanding the foregoing, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for the Purchaser with copies of all such documents proposed to be filed and shall make such changes reasonably requested by the Purchaser or its counsel in writing;

          (b)  prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith with respect to the Registrable Securities requested by the Purchaser to be registered as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during the Effectiveness Period;

          (c)  furnish the Purchaser and each Selling Holder such number of conformed copies of such registration statement, each amendment and supplement thereto (including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under the Act, and such other documents as the Purchaser or such Selling Holder may reasonably request;

          (d)  use commercially reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under the blue sky laws of such states as the Purchaser requests in writing (and to maintain such registrations and qualifications effective during the Effectiveness Period) and to do any and all other acts and things which may be reasonable or advisable to enable the Selling Holders to consummate the disposition in such jurisdictions of such shares; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 1.3(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction;

          (e)  in any underwritten offering, if reasonable and customary in the context of such offering, use commercially reasonable efforts to furnish to the Selling Holders a signed counterpart, addressed to the Selling Holders of Registrable Securities, of:

              (i)  an opinion of counsel for the Company, dated the effective date of such registration statement or the date of the closing under the underwriting agreement in the form negotiated by the underwriters, and

            (ii)  a "comfort" or procedures letter in the form negotiated by the underwriters dated such dates(s) as the letter(s) delivered to the underwriters, signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in accordance with the provisions of Statement on Auditing Standards ("SAS") No. 72, as amended by SAS 76 and SAS 86 (and any successor supplementing statements), in each case, covering substantially the same matters with respect to such registration statement and the prospectus included therein (and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements), as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities, and in the case of the accountants' letter, such other financial matters as such underwriters may reasonably request;

          (f)    promptly notify the Selling Holders, at any time during which a prospectus relating thereto is required to be delivered under the Act within the period that the Company is required to keep a registration statement effective with respect to such shares being registered, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact required to be stated therein or necessary to make the statements therein not misleading, and, except during a Suspension Period, promptly prepare a supplement or amendment to such prospectus and deliver it to the Selling Holders, so that, as thereafter delivered to the Selling Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein not misleading;

          (g)  use commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be listed and remain listed for a period of at least three years from the date of this Agreement on the securities exchanges or interdealer quotation systems (including the NASDAQ National Market), if any, on which similar securities issued by the Company are then listed;

          (h)  comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder;

          (i)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement, and enter into such customary agreements, and take all such other actions as the Purchaser reasonably requests (and subject to the reasonable approval of the Purchaser) in order to expedite or facilitate the disposition of such shares;

          (j)    use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement covering, or the lifting of any suspension of the qualification (or exemption from qualification) of, any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable;

          (k)  make reasonably available for inspection by the Purchaser, in each case, participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by the Purchaser, or by any such underwriter, all relevant financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Company and to use commercially reasonable efforts to cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by such persons in connection with such registration statement; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information (and the fact of, and the actual, notice under Section 1.1 that a registration statement will not be filed or that resales will be suspended) shall be kept confidential by the Purchaser and by any attorney, accountant or agent participating in any distribution pursuant to such registration statement, unless such disclosure is required to be made in connection with a court proceeding or, in the written opinion of legal counsel acceptable to the Company, required by law (provided, in each case, that the Company is given prompt notice of such requirement and the disclosing party assists the Company to obtain a protective order against such disclosure), or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality, in each case, without violation of the confidentiality obligations of the Purchaser under this Agreement; and

          (l)    cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

        1.4    Registration Expenses.

        The Company will pay all Registration Expenses of all registrations made under this Agreement. For purposes of this Section, the term "Registration Expenses" means all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees (other than National Association of Securities Dealers, Inc. filing fees pursuant to an underwritten offering), exchange listing fees, printing expenses, fees and expenses of counsel and accountants for the Company and the reasonable fees and expenses of one firm or counsel selected by the Purchaser, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions and transfer taxes, if any, which shall be paid by the Selling Holders pro rata, based on the number of shares sold by each Selling Holder under the applicable registration statement.

        1.5    Preparation; Reasonable Investigation.

        In connection with the preparation and filing of each registration statement under the Act pursuant to this Agreement, the Company will give the Selling Holders with respect to such registration statement and their counsel the opportunity to participate in the preparation of such registration statement and each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders' counsel, to conduct a reasonable investigation within the meaning of the Act.

        1.6    Indemnity.

          (a)  In the event that any Registrable Securities are registered by means of a registration statement pursuant to Section 1.1 or 1.2, the Company agrees to indemnify and hold harmless each of the Selling Holder(s), each of its partners, members, managers, officers and directors, as applicable, and each person, if any, who controls such Selling Holder within the meaning of the Act (each Selling Holder, its partners, advisors, trustees, managers, members, officers and directors, as applicable, and any such other persons being hereinafter referred to individually as a "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities (joint or several), costs, and expenses (joint or several), including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Indemnified Person, directly or indirectly pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Act, the Securities Exchange Act of 1934, as amended, or any other federal or state laws (hereinafter referred to in this Section 1.6 in the singular as a "claim" and in the plural as "claims"), insofar as any such claim is based upon, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement (including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto) or any omission or alleged omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such claim is based upon, arises out of or results from information furnished to the Company in writing by such Selling Holder expressly for use in connection with the registration statement. Any indemnity by the Company under this Section 1.6 shall survive the transfer of the Registrable Securities by the Selling Holder for the benefit of such Selling Holder, and shall also inure to the benefit of such Selling Holder's successors and assigns.

          (b)  Subject to Section 1.3, the Purchaser agrees to indemnify severally, and not jointly, and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of the Act (the Company, its officers and directors, and any such other persons also being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all claims based upon, arising out of or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such claim is based upon, arises out of or results from information furnished to the Company in writing by such Selling Holder expressly for use in connection with the registration statement; provided that the obligation to indemnify shall be individual, not joint and several, for each such Selling Holder and shall be limited to the gross amount of the proceeds received by such Selling Holder from the sale of Registrable Securities pursuant to such registration statement.

          (c)  The indemnification to be set forth herein shall be in addition to any liability the Company or a Holder may otherwise have to the Indemnified Persons. Promptly after actually receiving definitive notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 1.6, such Indemnified Person shall submit written notice thereof to either the Company or such Selling Holder, as the case may be (sometimes being hereinafter referred to as an "Indemnifying Person"). The failure of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or materially increased by such failure, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such failure. In addition, the failure of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing that are reasonably satisfactory to the Indemnified Person, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at such Indemnified Person's own expense, which counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner.

  In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person may undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk, and at the expense, of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. Notwithstanding the foregoing, in any action or proceeding in which both the Indemnifying Person and an Indemnified Person is, or is reasonably likely to become, a party, such Indemnified Person shall have the right to employ separate counsel at the Indemnifying Person's expense and to control its own defense of such action or proceeding if, on the reasonable written advice of counsel to such Indemnified Person, the Indemnified Person reasonably believes (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Indemnifying Person and (b) any conflict or potential conflict exists between the Indemnifying Person and such Indemnified Person that would make such separate representation advisable; provided, further, however, that in no event shall the Indemnifying Person be required to pay fees and expenses under this Section 1.6 for more than one firm of attorneys in any jurisdiction in any one legal action or proceeding or group of related legal actions or proceedings on behalf of the Indemnified Persons. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if such settlement is effected without the consent of such Indemnifying Person, which consent shall not be unreasonably withheld, and no Indemnifying Person shall, without the written consent of each Indemnified Person, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim without any payment or consideration provided or obligation incurred by any Indemnified Person and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Persons.

          (d)  If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless, an Indemnified Person, then the Indemnifying Person shall contribute to the amount paid or payable by the Indemnified Person as a result of such claims, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person and the Indemnified Person as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  Indemnification and contribution to the extent required hereby shall be made by periodic payments of the amounts thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided that such amounts shall be refunded immediately to the extent it is finally judicially determined that the Indemnified Person was not entitled to indemnification thereunder.

2.    Miscellaneous.

        2.1    Additional Actions and Documents.

        Each of the parties hereto hereby agrees to use commercially reasonable efforts to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

        2.2    Assignment.

        Any Holder may assign its rights under this Agreement to any assignee of the Registrable Securities.

        2.3    Entire Agreement; Amendment and Waiver.

        This Agreement, including the other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by a party against whom enforcement of the amendment, modification, or discharge is sought. No course of dealing or the failure of any party to enforce any of the provisions of this Agreement shall in any way operate as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        2.4    Limitation on Benefits.

        Except as provided for elsewhere herein, it is the explicit intention of the parties hereto that no person or entity other than the parties hereto (and their respective successors and assigns) is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns.

        2.5    Binding Effect.

        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect following any sale of Registrable Securities as contemplated hereby and regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder or any representative of any Holder.

        2.6    Governing Law.

        This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

        2.7    Notices.

        All notices and other communications provided for in this Agreement shall be in writing and delivered, telecopied or mailed, first class postage prepaid, addressed:

          (a)  If to the Company:

      F.A.O., Inc.
      2520 Renaissance Boulevard
      King of Prussia, PA 19406
      Attention: Legal
      Facsimile: 610.278.7804

    with a copy to:

      Fulbright & Jaworski
      865 South Figueroa Street
      Twenty-Ninth Floor
      Los Angeles, CA 90017-2571
      Attention: Victor Hsu, Esq.
      Facsimile: 213.680.4518

          (b)  If to the Purchaser, at the addresses set forth on the signature page of the Purchase Agreement.

        Any such notice or communication shall be deemed to have been duly given when delivered, telecopied or mailed as aforesaid. Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        2.8    Headings.

        Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

        2.9    Execution in Counterparts.

        To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of each party appear on each counterpart; but it shall be sufficient that the signature of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of all of the parties hereto. Signatures pages may be delivered with original signatures or by facsimile, and the delivery of a signature by facsimile shall have the same effect as the delivery of an original signature.

        2.10    Remedies.

        The Purchaser, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        2.11    Illegality.

        If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

        2.12    Inspection.

        For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection and copying on any business day after reasonable notice to the Company by the Purchaser at the offices of the Company at the address thereof set forth in Section 2.7 above.

        2.13    No Inconsistent Agreements.

        The Company has not entered into (except, with the respect to 500,000 shares then held by Albert O. Nicholas and Primerica Life Insurance Company under the Registration Rights Agreement dated as of August 3, 1995 between them, the Company and certain of the shareholders of the Company, which to the best knowledge of the Company do not currently have rights inconsistent with the rights granted hereby), and will not hereafter enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, the Company will not hereafter grant to any holder of the Company's securities registration rights that are senior to or that would have the effect of blocking or delaying the rights of any of the Holders herein.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be duly executed on its behalf as of the date first above written.

F.A.O., INC.
By:	Jerry R. Welch Chief Executive Officer
Purchaser
By:

Exhibit C

Notice from Purchaser

        This notice is given under Section 1.1 of that certain Common Stock Purchase Agreement, dated as of May 24, 2002, by and between the undersigned and F.A.O., Inc., a California corporation (the "Purchase Agreement"; capitalized terms used in this notice without definition have the meanings ascribed to such terms in the Purchase Agreement). Please register the Securities we are purchasing from the Company as follows:

Name(s) that should appear on certificate(s)	Address for delivery (unless Purchaser will be present at the Closing)	No. of shares of Common Stock

Sincerely,

By:
Title:

QuickLinks

  EXHIBIT 99.1
TABLE OF CONTENTS
F.A.O., INC. COMMON STOCK PURCHASE AGREEMENT Dated as of May 24, 2002
EXHIBIT A
EXHIBIT B REGISTRATION RIGHTS AGREEMENT
Exhibit C Notice from Purchaser